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                                                                 EXHIBIT 10.21


                               KELLWOOD COMPANY

                 LONG-TERM INCENTIVE PLAN OF 2005, AS RESTATED

         1. PURPOSE. The purposes of the Kellwood Long-Term Incentive Plan of
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2005 (the "PLAN") are (i) to encourage outstanding individuals to accept or continue employment with Kellwood Company ("KELLWOOD" or the "COMPANY") and its subsidiaries, (ii) to incentivize those persons to improve operations and increase profits, and (iii) to strengthen the mutuality of interest between those persons and the Company's stockholders by providing them with an opportunity to earn stock options and other stock based awards and cash incentives.

         2. ADMINISTRATION. The Plan will be administered by a committee (the
            --------------
"COMMITTEE") of the Kellwood Board of Directors (the "BOARD"), consisting of two or more directors as the Board may designate from time to time, each of whom shall satisfy applicable requirements, including those which:

                  (a) the Securities and Exchange Commission may establish for administrators acting under plans intended to qualify for exemption under Rule 16b 3 or its successor under the Securities Exchange Act of 1934 (the "EXCHANGE ACT");

                  (b) the New York Stock Exchange may establish pursuant to its rule-making authority; and

                  (c) the Internal Revenue Service may establish for outside directors acting under plans intended to qualify for exemption under
         Section 162(m) of the Internal Revenue Code of 1986, as amended (the "CODE").

Initially, and until changed by the Board, the Compensation Committee of the Board shall be the Committee. The Committee shall have full and final authority to construe and interpret the Plan and any awards or benefits granted thereunder, to establish, amend and supplement rules for Plan administration, to designate participants, to determine the type(s) of awards to be made to a participant, to change the terms and conditions of awards at or after grant, and to make all other determinations which it deems necessary or advisable for the administration of the Plan. The determinations of the Committee shall be made in accordance with its judgment as to the best interests of Kellwood and its stockholders and in accordance with the purposes of the Plan. A


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majority of the members of the Committee shall constitute a quorum. The vote of the majority of its members present at a meeting of which a quorum is present shall be an act of the Committee. Any determination of the Committee under the Plan may be made without notice or meeting, if all of the Committee members consent thereto in writing or by electronic transmission. No member of the Board or the Committee or any authorized officer shall be liable for any action or determination made in good faith with respect to the Plan or any award.

         3. PARTICIPANTS. Participants may consist of all officers and other
            ------------
key employees of Kellwood and its subsidiaries. Any corporation or other entity in which a 50% or greater interest is at the time directly or indirectly owned by Kellwood shall be a subsidiary for purposes of this Plan. Designation of a participant in any year shall not require the Committee to designate that person to receive an award in any other year or to receive the same type or amount of benefit or award as granted to the participant in any other year or as granted to any other participant in any year. The Committee may consider any and all factors that it deems relevant in selecting participants and in determining the type and amount of their respective awards, as well as the terms and conditions thereof.

         4. SHARES AVAILABLE UNDER THE PLAN. There is hereby reserved for
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issuance under the Plan 1,251,337 shares of Kellwood Common Stock, par value
$.01 per share ("Common Stock"), which are the shares remaining available for issuance under the Company's 1995 Omnibus Incentive Stock Plan. If there is a lapse, expiration, termination or cancellation of any Stock Option issued under this Plan or if shares of Common Stock issued under this Plan are reacquired by Kellwood, the shares subject to those options and the reacquired shares shall be added to the shares available for awards under this Plan. Shares covered by an award granted under the Plan shall not be counted as used, unless and until they are actually issued and delivered, pursuant to the Plan. Any shares covered by a Stock Appreciation Right shall be counted as used only to the extent shares are actually issued upon exercise of the right. Any shares of Common Stock exchanged by an optionee as full or partial payment to Kellwood of the exercise price under any Stock Option exercised under the Plan, any shares of Common Stock retained by Kellwood pursuant to a participant's tax withholding election, and any shares


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covered by an award which is settled in cash shall be added to the shares available for awards under the Plan. All shares of Common Stock issued under the Plan may be either authorized and unissued shares or issued shares reacquired by Kellwood. Under the Plan, no participant may receive in any calendar year (i) Stock Options relating to more than 300,000 shares, (ii) Stock Appreciation Rights relating to more than 300,000 shares, (iii) Restricted Stock or Restricted Stock Units relating to more than 100,000 shares, or (iv) Performance Stock relating to more than 100,000 shares. The shares reserved for issuance and the limitations set forth above shall be subject to adjustment in accordance with Section 15 hereof. All of the available shares may, but need not, be issued pursuant to the exercise of Incentive Stock Options. Notwithstanding anything else contained in this
Section 4, the total number of shares that may be issued under the Plan for awards other than Stock Options or Stock Appreciation Rights shall not exceed a total of 600,000 shares (subject to adjustment in accordance with Section 15 hereof). When calculating the 600,000 share maximum, the number of shares added as available for awards under the Plan by reason of being (a) shares exchanged in payment of the option exercise price, (b) shares retained pursuant to a tax withholding election, (c) shares that would have been required but for the settlement of a stock appreciation right in cash, and (d) shares reacquired by Kellwood, will all be included.

         5. TYPES OF AWARDS. Awards under the Plan may consist of Stock
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Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units,
Performance Stock, Performance Cash Awards, and Other Stock or Cash Awards, all as described below.

         6. STOCK OPTIONS. Stock Options may be granted to participants at any
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time as determined by the Committee. The Committee shall determine the number of shares subject to each option and whether the option is an Incentive Stock Option. The exercise price for each option shall be determined by the Committee, but shall not be less than 100% of the fair market value of a share of Common Stock on the date the option is granted. Each option shall expire at such time as the Committee shall determine at the time of grant. Options shall be exercisable at such time and subject to such terms and conditions as the Committee shall determine; provided, however, that the options shall vest ratably over a minimum period of three years and that no


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option shall be exercisable later than the tenth anniversary of its grant.
Upon exercise of any option, the exercise price shall be payable to Kellwood in full by (a) cash payment or its equivalent, (b) tendering previously acquired shares (held for at least six months or purchased on the open market if the Company is accounting for Stock Options using APB Opinion 25) having a fair market value at the time of exercise equal to the exercise price or certification of ownership of such previously-acquired shares, (c) delivery of a properly executed exercise notice, together with irrevocable instructions to a broker to promptly deliver to Kellwood the amount of sale proceeds from the option shares or loan proceeds to pay the exercise price and any withholding taxes due to Kellwood, and (d) such other methods of payment as the Committee, in its sole discretion, deems appropriate. In no event shall the Committee permit repricing of an option or cancel any outstanding Stock Option for the purpose of reissuing the option to the participant at a lower exercise price or reduce the exercise price of an outstanding option.

         7. STOCK APPRECIATION RIGHTS. Stock Appreciation Rights ("SARS") may
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be granted to participants at any time as determined by the Committee. A SAR may be granted in tandem with a Stock Option granted under this Plan or on a free-standing basis. The Committee, in its sole discretion, may substitute SARs which can be settled only in stock for outstanding Stock Options, at any time when the Company is subject to Fair Value Accounting in accordance with Financial Accounting Standard Board's Statement of Financial Accounting Standards No. 123. The grant price of a tandem or substitute SAR shall be equal to the exercise price of the related option. The grant price of a free-standing SAR shall be equal to the fair market value of Kellwood's Common Stock on the date of its grant. A SAR may be exercised upon such terms and conditions and for the term as the Committee, in its sole discretion, determines; provided, however, that the term shall not exceed the option term in the case of a tandem or substitute SAR or ten years in the case of a free-standing SAR and the terms and conditions applicable to a substitute SAR shall be substantially the same as those applicable to the Stock Option which it replaces. Upon exercise of a SAR, the participant shall be entitled to receive payment from Kellwood in an amount determined by multiplying the excess of the fair market value of a share of Common Stock on the date of exercise over the exercise price of the SAR by the number of shares with respect to which the SAR is exercised. The payment may be made in cash or stock,

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as determined by the Committee at the time of grant, except in the case of a substitute SAR which payment may be made only in stock. In no event shall the Committee permit repricing of a SAR or cancel any outstanding SAR for the purpose of reissuing the right to the participant at a lower exercise price or reduce the exercise price of an outstanding SAR.

         8. RESTRICTED STOCK AND RESTRICTED STOCK UNITS. Restricted Stock
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consists of Common Stock which may be awarded or sold to participants by the
Committee. Restricted Stock Units provide participants the right to receive shares at a future date after vesting. Restricted Stock and Restricted Stock Units shall be subject to a minimum one year vesting requirement and such other restrictions, terms and conditions as the Committee, in its sole discretion, determines, including, without limitation, any of the following:

                  (a) a prohibition against sale, assignment, transfer, pledge, hypothecation or other encumbrance for a specified period;

                  (b) a requirement that the holder forfeit (or in the case of shares or units sold to the participant resell to Kellwood at cost) such shares or units in the event of termination of employment during the period of restriction; or

                  (c) the attainment of performance goals described in Section 13 hereof.

All restrictions shall expire at such times as the Committee shall specify. Neither Restricted Stock nor Restricted Stock Units may be sold, transferred, pledged, assigned, encumbered or otherwise disposed of during the restricted period or prior to the satisfaction of any other restrictions prescribed by the Committee.

         9. PERFORMANCE STOCK. The Committee shall designate the participants
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to whom shares designated as performance stock ("PERFORMANCE STOCK") are to be awarded and determine the number of shares, the length of the performance period and the other terms and conditions of each such award. Each award of Performance Stock shall entitle the participant to a payment in the form of shares of Common Stock upon the attainment of performance goals and other terms and conditions specified by the Committee.


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         Notwithstanding satisfaction of any performance goals, the number of shares issued under a Performance Stock award may be adjusted by the Committee on the basis of such further consideration as the Committee, in its sole discretion, shall determine. However, the Committee may not, in any event, increase the number of shares earned upon satisfaction of any performance goal by any participant who is or may become a "covered employee" within the meaning of Section 162(m) of the Code ("Covered Employee"). The Committee, in its discretion, may make a cash payment equal to the fair market value of shares of Common Stock otherwise required to be issued to a participant pursuant to a Performance Stock award.

         10. PERFORMANCE CASH AWARDS. The Committee shall designate the
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participants to whom cash incentives based on performance ("PERFORMANCE CASH
AWARDS") are to be awarded and determine the amount of the award and the terms and conditions of each award. Each Performance Cash Award shall entitle the participant to a cash payment upon the attainment of performance goals and other terms and conditions specified by the Committee. Performance Cash Awards shall be paid no later than two and one-half months after the end of the calendar year in which the performance goals are attained and all other conditions are satisfied.

         Notwithstanding the satisfaction of any performance goals and other terms and conditions, the amount to be paid under a Performance Cash Award may be adjusted by the Committee on the basis of such further considerations as the Committee, in its sole discretion, shall determine. However, the Committee may not, in any event, increase the amount earned under Performance Cash Awards upon satisfaction of any performance goal by any participant who is a Covered Employee and the maximum amount earned by a Covered Employee in any calendar year may not exceed $4,000,000. The Committee, in its sole discretion, may substitute actual shares of Common Stock for the cash payment otherwise required to be made to a participant pursuant to a Performance Cash Award.

         11. OTHER STOCK OR CASH AWARDS. In addition to the incentives
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described in Sections 6 through 10 above, the Committee may grant other incentives payable in Common Stock or cash under the Plan as it determines to be in the best interests of Kellwood and subject


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to such other terms and conditions as it deems appropriate; provided, however, that any such incentive payable in Common Stock shall require a minimum one year vesting period.

         12. TERMINATION OF EMPLOYMENT. Except as otherwise expressly provided
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in Section 14 related to a Change in Control, or by the terms of an award, upon any termination of employment by reason of one of the following events the participant's rights with respect to any outstanding unearned awards granted hereunder shall be modified as specified: (a) Death. The attainment of the performance goal shall be determined by reference to actual Company performance through the end of the month preceding death extrapolated over the uncompleted portion of the performance period. The award amount shall be prorated by comparing the period from the beginning of each performance period through the end of the month preceding death versus each total performance period. Any award earned in this fashion shall be paid within six months of death or, if earlier, within two and one-half months after the end of the calendar year in which occurs the participant's death. The participant's executor or administrator shall have the right to exercise any Stock Option or SAR for up to one year after the participant's death (but not beyond the stated duration of the award). (b) Total Permanent Disability or Retirement. Retirement shall be defined as the termination of a participant's employment when the participant is either (i) 65 years of age or older, or (ii) at least 55 years of age and has completed at least 15 years of continuous employment with the Company. The attainment of the performance goal shall be determined by reference to actual Company performance through the end of the month preceding termination extrapolated over the uncompleted portion of the performance period. The award amount shall be prorated by comparing the period from the beginning of each performance period through the end of the month preceding the termination versus each total performance period. Any award earned in this fashion shall be paid within 60 days of the termination. The participant shall have the right to exercise any Stock Option or SAR within the terms of the award. (c) Involuntary Termination (with or without cause) not covered by 12 (a), (b), (d) and Voluntary Resignation. No award shall be paid and any existing and exercisable Stock Options and SARs may be exercised within three (3) months of termination, but not thereafter and then only within the terms of the award. (d) Termination resulting from sale of a division or other part of the Company at a price equal to or greater than


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$10 million, or the outsourcing of a function of a division or department of the Company. The attainment of the performance goal shall be determined by reference to actual Company performance through the end of the month preceding the termination extrapolated over the uncompleted portion of the performance period. The award amount shall be prorated by comparing the period from the beginning of each performance period through the end of the month the termination occurred versus each total performance period. Any award earned in this fashion shall be paid within 60 days of the termination. The Committee in its sole discretion may accelerate the vesting and exercisability of all Stock Options and SARs and the participant shall be entitled to exercise them at any time within three (3) months after termination of employment, but not thereafter. Notwithstanding the foregoing, the effect of the termination of a participant's employment on any award may be determined by the Committee, in its sole discretion, at the time of the grant of the award. Nothing in the Plan or in any award shall confer on any employee any right to continue in the employ of the Company or any of its subsidiaries or to interfere with the right of the Company or any subsidiary to terminate employment at any time. Leaves of absence for military service, illness and transfers of employment between the Company and any subsidiary shall not constitute a termination of employment for these purposes.

         13. PERFORMANCE GOALS. Awards of Restricted Stock, Restricted Stock
             -----------------
Units, Performance Stock, Performance Cash Awards and other awards under the Plan may be made subject to the attainment of performance goals relating to one or more business criteria within the meaning of Section 162(m) of the Code, including cash flow; cost; ratio of debt to debt plus equity; profit before tax; economic profit; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings per share; operating earnings; economic value added; ratio of operating earnings to capital spending; net profit; net sales; revenue or income growth; price of Kellwood Common Stock; return on assets or equity; market share; total return to stockholders or other measures related to margin improvement, sales growth and capital management ("PERFORMANCE CRITERIA"). Any Performance Criteria may be used to measure the performance of the Company as a whole or any business unit of the Company for a period to be determined by the Committee and may be measured relative to a peer group or index. Any


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Performance Criteria may include or exclude Special Items. "Special Items" are those recognized as such under generally accepted accounting principles, as applied by Kellwood, and shall include (i) gains or losses on the disposition of a business, (ii) changes in tax or accounting regulations or laws, or (iii) the effect of a merger or acquisition. In all other respects, Performance Criteria shall be calculated in accordance with the Company's financial statements, generally accepted accounting principles, or under a methodology established by the Committee prior to the issuance of the award which is consistently applied and identified in the audited financial statements, including footnotes or the Management Discussion and Analysis section of the Company's annual report. However, the Committee may not in any event increase the amount of compensation payable to a Covered Employee upon the attainment of a performance goal.

         14. CHANGE IN CONTROL. Except as otherwise determined by the
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Committee at the time of grant of an award, upon a Change in Control of
Kellwood, all outstanding Stock Options and SARs shall become vested and exercisable within the terms of their grant; all restrictions on Restricted Stock and Restricted Stock Units shall lapse; all performance goals shall be deemed achieved through the end of the current fiscal year at the greater of
(a) target opportunity levels or (b) based upon actual performance through the effective date of a Change in Control extrapolated over the performance periods; and all other terms and conditions met; all Performance Stock shall be delivered; all Performance Cash Awards and Restricted Stock Units shall be paid out as promptly as practicable; and all other awards shall be delivered or paid.

A Change in Control shall mean a `change in the ownership of the Company,' or `change in the effective control of the Company' or a `change in the ownership of a substantial portion of the assets of the Company,' each as defined in Treasury Regulation 1.409A-3 (g)(5).

         15. ADJUSTMENT PROVISIONS.
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                  (a) In the event of any change affecting the shares of
         Common Stock by reason of stock dividend, extraordinary dividend, stock split, reverse stock split, spin-off, recapitalization, merger, consolidation, reorganization, share combination, exchange of


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         shares, stock rights offering, liquidation, disaffiliation of a subsidiary or similar event, the Committee, in its sole discretion, shall make such adjustments (if any) as it deems appropriate and equitable to outstanding awards to reflect such event, including (1) adjustments in the aggregate number or class of shares which may be distributed under the Plan, the maximum number of shares which may be made subject to an award in any calendar year and in the number, class and exercise price or other price of shares subject to the outstanding awards granted under the Plan; (2) the substitution of other property (including other securities) for the Common Stock covered by outstanding awards; and (3) in connection with any disaffiliation of a subsidiary, arrangement for the assumption, or replacement with new awards, of awards held by participants employed by the affected subsidiary by the entity that controls the subsidiary following the disaffiliation.

                  (b) In the event of any merger, consolidation or reorganization of Kellwood with or into another corporation or entity which results in the outstanding Common Stock being converted into or exchanged for different securities, cash or other property, or any combination thereof, there shall be substituted, on an equitable basis as determined by the Committee, in its sole discretion, for each share of Common Stock then subject to an award granted under the Plan, the number and kind of shares of stock, other securities, cash or other property to which holders of Common Stock of Kellwood will be entitled pursuant to the transaction.

         16. SUBSTITUTION AND ASSUMPTION OF AWARDS. The Committee may
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authorize the issuance of awards under this Plan in connection with the assumption of, or substitution for, outstanding awards previously granted to individuals who become employees of Kellwood or any subsidiary as a result of any merger, consolidation, acquisition of property or stock, or reorganization (other than a Change in Control), upon such terms and conditions as the Committee, in its sole discretion, may deem appropriate.

         17. NONTRANSFERABILITY. Awards granted under the Plan shall not be
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transferable otherwise than by will or the laws of descent and distribution.
Stock Options and SARs shall be


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exercisable during the participant's lifetime only by the participant or, in the event of disability, by the participant's personal representative. In the event of the death of a participant, exercise of any award or payment with respect to any award shall be made only by or to the executor or administrator of the estate of the deceased participant or the person or persons to whom the deceased participant's rights under the award shall pass by will or the laws of descent and distribution. Notwithstanding the foregoing, the Committee, in its sole discretion, may permit the transfer of Stock Options and SARs by participants, on a general or specific basis, to members of the participant's immediate family or trusts or family partnerships for the benefit of such persons, subject to such terms and conditions as may be established by the Committee.

         18. TAXES. Kellwood shall be entitled to withhold the amount of any
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tax attributable to any amounts payable or shares deliverable under the Plan, after giving the person entitled to receive such payment or delivery notice and Kellwood may defer making payment or delivery as to any award, if any such tax is payable until indemnified to its satisfaction. A participant may pay all or a portion of any required withholding taxes arising in connection with the exercise of a Stock Option or SAR or the receipt or vesting of shares hereunder by electing to have Kellwood withhold shares of Common Stock, having a fair market value equal to the minimum amount required to be withheld.

         19. DURATION, AMENDMENT AND TERMINATION. No award shall be granted
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more than ten years after the date of adoption of this Plan by the Board;
provided, however, that the terms and conditions applicable to any award granted on or before such date may thereafter be amended or modified by mutual agreement between Kellwood and the participant, or such other person as may then have an interest therein. The Board may at any time and from time to time, amend, suspend or terminate the Plan; provided, however, that no such action shall reduce the amount of any existing award or change the terms and conditions thereof without the participant's consent. No material amendment of the Plan shall be made without stockholder approval.


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         20. FAIR MARKET VALUE. The fair market value of Kellwood's Common
             -----------------
Stock at any time shall be determined by the Committee using the closing price of the Company's Common Stock as reflected on the New York Stock Exchange for trading date or the date of determination or, if the date of determination is not a trading date, on the immediately preceding trading date.

         21. OTHER PROVISIONS.
             ----------------

                  (a) Any award under the Plan may be subject to other provisions (whether or not applicable to awards granted to any other participant) as the Committee, in its sole discretion, determines appropriate, including provisions intended to comply with federal or state securities laws and stock exchange requirements, understandings or conditions as to the participant's employment, requirements or inducements for continued ownership of Common Stock after exercise or vesting of awards, forfeiture of awards in the event of termination of employment shortly after exercise or vesting, or breach of noncompetition or confidentiality agreements following termination of employment, or provisions permitting the deferral of the receipt of an award for such period and upon such terms as the Committee shall determine.

                  (b) In the event any award is granted to an employee who is employed or providing services outside the United States and who is not compensated from a payroll maintained in the United States, the Committee, in its sole discretion, may amend, modify and supplement the provisions of the Plan or the award as they pertain to such individuals to recognize and comply with applicable law, regulation, tax policy, accounting rule or local custom and to meet the purposes of the Plan. The Committee, in its sole discretion, may establish one or more sub plans to reflect such amended, modified or supplemented provisions.

                  (c) The Committee, in its sole discretion, may permit or require a participant to have amounts or shares of Common Stock that otherwise would be paid or delivered to the participant as a result of the exercise or settlement of an award under the Plan credited


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         to a deferred compensation or stock unit account established for the participant by the Committee on the Company's books of account.

         22. GOVERNING LAW. The Plan and any actions taken in connection
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herewith shall be governed by and construed in accordance with the laws of the state of Delaware (without regard to applicable Delaware principles of conflict of laws).

         23. STOCKHOLDER APPROVAL. The Plan was adopted by the Board on
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December 2, 2004, subject to stockholder approval.











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